Exhibit 10.1
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT, dated as of July 16, 2010 (this “Joinder Agreement”), by and among FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the “Company”), each lender listed on the signature pages hereto (each, a “Joinder Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
RECITALS:
     WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 18, 2007 and amended and restated as of June 29, 2010 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as defined therein), by and among the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender;
     WHEREAS, pursuant to Section 2.16(a)(i) of the Credit Agreement, the Company may request additional Term Commitments (and elect to create a new tranche of term loans in respect of such additional commitments), and may invite Eligible Assignees to become Term Lenders in respect of such commitments pursuant to a joinder agreement; and
     WHEREAS, the Company has requested that the Joinder Lenders make Additional Term Loans under a new tranche of term loans in an aggregate principal amount of $1,500,000,000.
     NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree as follows:
     1. Term B Commitments. Subject to the terms and conditions set forth herein, each Joinder Lender party hereto severally agrees to make, on the Additional Commitments Effective Date (as defined below), a single loan under a new tranche of term loans (each, a “Term B Loan”) in Dollars to the Company in an amount equal to the commitment amount set forth next to such Joinder Lender’s name in Schedule 1 hereto under the caption “Term B Commitment” (collectively, the “Term B Commitments”). For purposes hereof, (x) any Lender that has a Term B Commitment or Term B Loan is referred to as a “Term B Lender”, (y) the aggregate amount of the Term B Commitments or the Term B Loans at any time is referred to as the “Term B Facility” and (z) this Joinder Agreement shall be deemed to be a “Loan Document” under the Credit Agreement.

     2. Interest.
     (a) Notwithstanding anything in the Credit Agreement to the contrary, subject to the provisions of Section 2.09(b) of the Credit Agreement, (i) each Term B Loan that is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to (A) the greater of (1) the Eurocurrency Rate for such Interest Period and (2) 1.50%, plus (B) the Applicable Margin (as defined below) plus (C) (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost and (ii) each Term B Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the highest of (1) the Federal Funds Rate plus 1/2 of 1%, (2) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its “prime rate” and (3) 1.00% plus the greater of (I) the Eurocurrency Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (II) 1.50%, plus (B) the Applicable Margin.
     (b) The “Applicable Margin” for each Term B Loan shall mean, as of any date of determination, 3.75% per annum in the case of a Eurocurrency Rate Loan, and 2.75% per annum in the case of a Base Rate Loan.
     3. Principal Payments. The Company shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Loans outstanding in quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06(b)(iv)): (i) on or prior to the last day of each March, June, September and December (starting with December 31, 2010) that occurs prior to the Term B Maturity Date (as defined herein), an aggregate amount equal to 0.25% of the initial aggregate principal amount of all Term B Loans made on the Additional Commitments Effective Date and (ii) on the Term B Maturity Date, an aggregate amount equal to all Term B Loans outstanding on such date.
     4. Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Term B Loans set forth above shall be reduced in connection with any optional or mandatory prepayments of the Term B Loans in accordance with Section 2.06 of the Credit Agreement.
     5. Prepayment Fee.
     (a) Notwithstanding anything herein to the contrary, all optional prepayments of the Term B Loans effected on or prior to the first anniversary of the Additional Commitments Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans (excluding a refinancing of all the facilities outstanding under the Credit Agreement in connection with a Change of Control) (“New Term Loans”) shall be accompanied by a prepayment fee equal to 1% of the aggregate principal amount of such prepayments if the Lower Yield Condition (as defined below) is met. For the avoidance of doubt, it is understood and agreed that any mandatory prepayment of the Term B Loans with the proceeds of New Term Loans that are not permitted by Section 7.03 of the Credit Agreement shall be deemed to be an optional prepayment for purposes of this Section 5(a) of this Joinder Agreement.
     (b) For purposes hereof, in respect of any New Term Loans, the “Lower Yield Condition” shall be met if the initial yield on the New Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurocurrency Rate on the New Term Loans, (y) the difference (if positive ) between any LIBOR floor and the Eurocurrency Rate applicable to the New Term Loans and (z) if the New Term Loans are initially made at a discount or the lenders making the same receive a fee in lieu thereof (the amount of such discount or fee, expressed as a percentage of the New Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of 4 and the average life to maturity of the New Term Loans)) is less than the sum of (A) the Applicable Margin then in effect for the Term B Loans, (B) if there is a LIBOR floor applicable to the New Term Loans, the difference (if positive) between any LIBOR floor and the Eurocurrency Rate applicable to the Term B Loans at such time and (C) the initial OID applicable to the Term B Loans, divided by 4. For purposes of clauses (x) and (y) of this definition, it is understood and agreed that the Eurocurrency Rate applicable to the New Term Loans shall be deemed to be equal to the Eurocurrency Rate then applicable to the Term B Loans.
     (c) Notwithstanding Section 11.01(f) of the Credit Agreement, in the event that the Credit Agreement is amended at any time on or prior to the date that is one year after the Additional Commitments Effective Date and such amendment to the Credit Agreement reduces or, upon the satisfaction of certain conditions, could have the effect of reducing, the Applicable Margin or the LIBOR floor applicable to the Term B Loans, the Company agrees to pay to the Administrative Agent for the benefit of each Term B Lender (whether or not such Term B Lender consents to such amendment) a fee in an amount equal to 1% of such Lender’s Term B Loans outstanding on the effective date of such amendment. Notwithstanding Section 11.01(a) of the Credit Agreement, this Section 5(c) of this Joinder Agreement shall not be waived, amended or modified without the written consent of each Term B Lender adversely affected thereby.
     6. Maturity Date. The Term B Loans will mature and be payable in full on July 18, 2016 (the “Term B Maturity Date”).
     7. New Lenders. To the extent not already a Lender under the Credit Agreement, each Joinder Lender party hereto acknowledges and agrees that upon its execution of this Joinder Agreement and the making of Term B Loans that such Joinder Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof (as modified by the provisions of this Joinder Agreement), and shall perform all the obligations of and shall have all rights of a Lender thereunder (as modified by the provisions of this Joinder Agreement).
     8. Confirmations and Agreements. Each Joinder Lender party hereto (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
     9. Credit Agreement Governs. Except as set forth in this Joinder Agreement, the Term B Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents that apply to “Term Loans” thereunder.
     10. Eligible Assignee. By execution of this Joinder Agreement, each Joinder Lender party hereto represents and warrants that it is an Eligible Assignee, it being understood and agreed that any consent of the Company or the Administrative Agent as may be required by the Credit Agreement under the definition of “Eligible Assignee” shall be deemed to have been given by the Company and the Administrative Agent.
     11. Notice. For purposes of the Credit Agreement, the initial notice address of each Joinder Lender party hereto shall be as set forth below its signature below.
     12. Foreign Lenders. On or prior to the date which is ten Business Days after the Additional Commitments Effective Date, each Joinder Lender that is a Foreign Lender shall deliver to the Administrative Agent such documentation that is required to be delivered by it pursuant to Section 11.16 of the Credit Agreement, duly completed and executed by such Lender.
     13. Recordation of the Term B Loans. Upon execution and delivery hereof, the Administrative Agent will record the Term B Loans made by the Term B Lenders in the Register.
     14. Company’s Representations and Warranties. The Company hereby represents and warrants to the Lenders and the Administrative Agent as follows:

     (a) Authorization; No Contravention. The execution, delivery and performance by the Company of this Joinder Agreement are (i) within the Company’s corporate or other powers, (ii) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (iii) do not and will not (A) contravene the terms of any of the Company’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under any (1) documentation governing any Permitted Subordinated Indebtedness, (2) any other Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (3) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which the Company or its property is subject; or (C) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (B) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
     (b) Binding Effect. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
     (c) The representations and warranties of each Loan Party set forth in Article 5 of the Credit Agreement and in the other Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).
     (d) After giving effect to this Joinder Agreement and the transactions contemplated hereby, no Default has occurred and is continuing.
     15. Conditions to Effectiveness of Joinder Agreement. This Joinder Agreement shall become effective upon the satisfaction of the following conditions precedent (the date on which all of such conditions precedent shall first be satisfied, the “Additional Commitments Effective Date”):
     (a) The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Company, each Joinder Lender and the Administrative Agent.

     (b) The conditions set forth in Sections 4.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the Additional Commitments Effective Date, and the Administrative Agent shall have received a certificate dated as of the Additional Commitments Effective Date, and signed by a Responsible Officer of the Company, to such effect.
     (c) Each Loan Party not a party hereto shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent, and each Loan Party not a party to the Pledge Agreement prior to the Additional Commitments Effective Date shall have entered into a joinder agreement thereto in form and substance reasonably satisfactory to the Administrative Agent.
     (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of execution, delivery and performance of the Joinder Agreement and any other legal matters relating to the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
     (e) The Administrative Agent shall have received the favorable legal opinions of counsel to the Company addressed to each Agent and each Lender dated the Additional Commitments Effective Date, which opinions shall be in form and substance substantially similar to those delivered in connection with the Credit Agreement.
     (f) The Administrative Agent shall have received payment from the Company, for the account of each Joinder Lender that executes and delivers a counterpart signature page to this Joinder Agreement at or prior to 1:00 p.m., New York City time, on July 13, 2010 (or such later time as the Company shall agree, in its sole discretion), an upfront fee (the “Upfront Fee”) in an amount equal to 1.0% of the Term B Commitment of such Joinder Lender. The Upfront Fees shall be payable on the Additional Commitments Effective Date (upon the satisfaction of all other conditions for the occurrence thereof), in immediately available funds and, once paid, such fee or any part thereof shall not be refundable.
     (g) The Company shall have paid all fees and other amounts due and payable pursuant to this Joinder Agreement and the Fee Letters, including, to the extent invoiced, reimbursement or payment of reasonable out-of-pocket expenses in connection with this Joinder Agreement and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
     (h) Since December 31, 2009, there has been no change, occurrence or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     (i) The Joinder Lenders shall have received audited consolidated financial statements as to the Company and its Subsidiaries for the fiscal year ended December 31, 2009 and unaudited consolidated financial statements as to the Company and its Subsidiaries for the fiscal quarter period ended on March 31, 2010 (the receipt of which is hereby acknowledged by the Joinder Lenders), and forecasts of balance sheets, income statements and cash flow statements on a quarterly basis through December 31, 2011 and on an annual basis for each year thereafter until the Term B Maturity Date.
     (j) The Company shall have received (x) a public corporate credit rating or a public corporate family rating from S&P and Moody’s and (y) ratings from S&P and Moody’s for the Term B Facility and the existing facilities under the Credit Agreement, in each case after giving effect to the Transaction.
     (k) All amounts due or outstanding in respect of the Metavante Credit Agreement shall have been (or substantially simultaneously with the funding of the Term B Loans) paid in full and all guarantees therefor and security thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof (it being understood that lien release filings shall be made promptly after the Additional Commitments Effective Date).
     The Administrative Agent shall notify the Company and the Lenders of the Additional Commitments Effective Date and such notice shall be conclusive and binding.
     16. Amendment, Modification and Waiver. This Joinder Agreement may not be amended, modified or waived except in accordance with Section 2.16(f) or Section 11.01 of the Credit Agreement.
     17. Entire Agreement. This Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
     18. Governing Law.
     (a) THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS JOINDER AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS JOINDER AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF

ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS JOINDER AGREEMENT OR OTHER DOCUMENT RELATED THERETO.
     19. Waiver of Right to a Trial by Jury. EACH PARTY TO THIS JOINDER AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS JOINDER AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS JOINDER AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS JOINDER AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     20. Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
     21. Severability. If any provision of this Joinder Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Joinder Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     22. Counterparts. This Joinder Agreement may be executed in one ore more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Joinder Agreement shall be effective as delivery of an original executed counterpart of this Joinder Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

     23. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Joinder Agreement.
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     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the day and year first above written.

Name of Lender: JPMorgan Chase Bank, N.A.

By:	/s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director

[For Lenders requiring a second signature:]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

[Signature Page to Joinder Agreement]

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the day and year first above written.

Name of Lender: Sumitomo Mitsui Banking Corporation

By:	/s/ William M. Ginn
Name: William M. Ginn
Title: Executive Officer

[For Lenders requiring a second signature:]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

[Signature Page to Joinder Agreement]

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the day and year first above written.

Name of Lender: The Norinchukin Trust & Banking Co., Ltd. acting as Trustee for Trust Account No. 430000-165

By:	/s/ Eiji Aoki
Name: Eiji Aoki
Title: Chief Manager

[For Lenders requiring a second signature:]

By:
Name:
Title:

Notice Address:

Attention:	GYOUMU-1
Telephone:	813-5281-1315
Facsimile:	813-5281-1262

[Signature Page to Joinder Agreement]

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the day and year first above written.

Name of Lender: PNC Bank, National Association

By:	/s/ Jon R. Hinard
Name: Jon R. Hinard
Title: Senior Vice President

[For Lenders requiring a second signature:]

By:
Name:
Title:

Notice Address:

Attention:	Kathleen Chojnicki
Telephone:	412-762-4759
Facsimile:
Kathleen.chojnicki@pnc.com
[Signature Page to Joinder Agreement]

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the day and year first above written.

Name of Lender: ING Capital

By:	/s/ Mark Newsome
Name: Mark Newsome
Title: Director

[For Lenders requiring a second signature:]

By:
Name:
Title:

Notice Address: 1325 Ave of the Americas NY NY 10019

Attention:	Mark Newsome
Telephone:	646-424-8452
Facsimile:	646-424-7844

[Signature Page to Joinder Agreement]

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Kirk Larsen
Name: Kirk Larsen
Title: Senior Vice President and Treasurer
Consented to by:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Tina Ruyter Name: Tina Ruyter
Title: Executive Director
[Signature Page to Joinder Agreement]

SCHEDULE 1

Name of Joinder Lender		Term B Commitment
On file with the Administrative Agent		On file with the Administrative Agent

	Total:	$1,500,000,000